UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 6, 2005

Golf Trust of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-22091	33-0724736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 North Adger’s Wharf, Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

(843) 723-4653
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2005, Golf Trust of America, Inc. (the “Company”) and AEW Targeted Securities Fund, L.P. (“AEW”) entered into an Option Agreement (the “Agreement”) relating to 800,000 shares of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock held by AEW.  The Agreement, among other things:

•                  grants the Company the option (the “Option”), exercisable by the Company in its sole discretion, to purchase, on or before November 30, 2005 (the “Option Termination Date”), all 800,000 shares of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock held by AEW including, without limitation, all of AEW’s rights to Liquidation Preferences (as defined in the Company’s Articles Supplementary, including, without limitation, Liquidation Preferences in respect of any accrued and unpaid dividends) payable in respect of such shares as of the Company’s exercise of the Option (the “Series A Shares”) for a price of approximately $24,913,889 (the “Exercise Price”);

•                  provides that in the event that AEW exercises any redemption right on or before the Option Termination Date, or in the event that a transaction involving the Company which would give AEW a right to liquidation preference payments arises on or before the Option Termination Date, the aggregate redemption price or liquidation payment, as the case may be, in respect of the Series A Shares shall be the Exercise Price; and

•                  provides that at such time as the Company requests AEW’s consent or approval in contemplation of a merger, acquisition or recapitalization of the Company, a sale of all or substantially all of the assets of the Company, or any similar transaction requiring its consent as the holder of the Series A Shares, AEW will approve and consent to such transaction, and will waive any rights to dissent from the approval of such a transaction, provided that the Company will pay to AEW the Exercise Price within three (3) business days of the Company’s exercise of the Option in accordance with the terms of the Agreement in connection with such transaction

A copy of the Agreement is included as Exhibit 10.35 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Agreement is qualified in its entirety by the contents thereof.

Item 3.03.  Material Modification to Rights of Security Holders.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.35	Option Agreement by and between Golf Trust of America, Inc. and AEW Targeted Securities Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC. (Registrant)

May 9, 2005	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description

10.35	Option Agreement by and between Golf Trust of America, Inc. and AEW Targeted Securities Fund, L.P.